EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTER PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-45338 on Form S-8 of AMCON Distributing Company and Subsidiaries of our report dated November 8, 2012 relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of AMCON Distributing Company and Subsidiaries for the fiscal year ended September 30, 2012.

/s/ McGladrey LLP

Omaha, Nebraska

November 8, 2012